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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
June 2, 2016 (June 2, 2016)

HOLLY ENERGY PARTNERS, L.P. (Exact name of registrant as specified in its charter)
Delaware	001-32225	20-0833098
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
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Item 7.01. Regulation FD Disclosure.

On June 2, 2016, Holly Energy Partners, L.P. (the “Partnership”) announced that Richard L. Voliva III, the Vice President and Chief Financial Officer of Holly Logistic Services, L.L.C. (the “Company”), will provide services to both HollyFrontier Corporation (“HFC”) and the Company, effective June 1, 2016. As a result, Mr. Voliva will no longer be dedicated to performing services solely for the Company and the Partnership, and rather, will be a shared employee similar to certain of the Company’s other executive officers. Mr. Voliva’s job duties for the Company and the Partnership have not changed at this time. The Company is the ultimate general partner of the Partnership.

The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HOLLY ENERGY PARTNERS, L.P.
By:    HEP Logistics Holdings, L.P., its General Partner
By:    Holly Logistic Services, L.L.C., its General Partner

By:     /s/ Michael C. Jennings
    Name:    Michael C. Jennings
Title:     Chief Executive Officer

Date:    June 2, 2016